                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated April 6, 2004 on the financial statements and supplemental schedules of the First Busey Corporation Employee Stock Ownership Plan and Trust (the "Plan") as of December 31, 2003 and for the year then ended included in this 2003 Annual Report on Form 11-K of the Plan into the First Busey Corporation Employees' Stock Ownership Plan Registration Statement on Form S-8 (No. 33-60402) filed with the Securities and Exchange Commission.

                                             //Crowe Chizek and Company LLC//
                                             -----------------------------------
                                             Crowe Chizek and Company LLC

Oak Brook, Illinois
June 24, 2004

                                                                             32.